Marty D. Van Wagoner, CPA
J. Russ Bradshaw, CPA
William R. Denney, CPA
Roger B. Kennard, CPA
Russell E. Anderson, CPA
Scott L. Farnes

1284 W. Flint Meadow Dr. #D
Kaysville, Utah 84037
Telephone 801.927.1337
Facsimile 801.927.1344

5296 S. Commerce Dr. #300
Salt Lake City, Utah 84107
Telephone 801.281.4700
Facsimile 801.281.4701

Suite B, 4F
North Cape Commercial Bldg.
388 King’s Road
North Point, Hong Kong

www.cpaone.net

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
MyStarU.com (fkaTelecom Communications, Inc.)

We hereby consent to the use of our audit report dated January 12, 2007, except for note 19 which is dated August 27, 2007, with respect to the financial statements of MyStarU.com (fka Telecom Communications, Inc.) as filed in form 10-KSB to be filed on January 15, 2008.

Child, Van Wagoner & Bradshaw, PLLC
Salt Lake City, Utah
January 15, 2008